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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K




CURRENT REPORT


Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934



Date of Report:  August 16, 1996



THE DIAL CORPORATION
(Exact Name of registrant as specified in its charter)






	   DELAWARE                  1-11793             51-0374887
(State or Other Jurisdiction of      (Commission         (I.R.S. Employer
Incorporation or Organization)       File Number)        Identification No.)



1850 NORTH CENTRAL AVENUE
     PHOENIX, ARIZONA                                    85004-4525
(Address of principal executive offices)                 (Zip Code)



Registrant's Telephone Number, Including Area Code (602) 207-2800


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Item 5.  Other Events.

     In a press release dated August 16, 1996, The Dial Corporation ("Dial")

announced that its shares were listed on the New York Stock Exchange

(ticker symbol:DL).  The new Dial was created as a result of the spin-off of the consumer products group from the former Dial Corp.  That company, now consisting of a group of services businesses, has been renamed Viad Corp.

In addition, Dial announced that Malcolm Jozoff was elected chairman,

president and chief executive officer of Dial.

    A copy of the press release issued by Dial is attached as Exhibit 20 to this report.

Item 7.  Financial Statements and Exhibits.

	(c)  Exhibit.

		(20)  Press Release

			      SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				    THE DIAL CORPORATION
				    By:  /s/ Lowell L. Robertson
				    -------------------------------------
				    Lowell L. Robertson
				    (Vice President and Controller)

DATE:  August 20, 1996